UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2020

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Main St, Suite 700
Fort Worth, TX 76102
(Address of principal executive office, including zip code)
(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LLEX	NYSE American

Item 1.01     Entry into a Material Definitive Agreement.

On January 17, 2020, the Company entered into a Seventh Amendment (the “Seventh Amendment”) to the Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 10, 2018 (as amended, the “Revolving Credit Agreement”), among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and BMO Harris Bank N.A., as administrative agent. The Seventh Amendment provided for the January 14, 2020 redetermination of the borrowing base under the Revolving Credit Agreement (the “Scheduled Redetermination”). As so redetermined, the borrowing base has been set at $90 million.
As previously disclosed, the Company is currently fully drawn against the previously redetermined $115 million borrowing base under the Revolving Credit Facility, and as a result of the Scheduled Redetermination, a borrowing base deficiency in the amount of $25 million is existing under the Revolving Credit Agreement (the “Borrowing Base Deficiency”). The Company will be required to repay the amount of such Borrowing Base Deficiency in four equal monthly installments, with the first payment of $6.25 million scheduled to occur on January 24, 2020.
As previously disclosed, the Company is currently considering transactions to fund the repayment of the Borrowing Base Deficiency. If the Company is unable to repay the amount of the Borrowing Base Deficiency within the time period required under the Revolving Credit Agreement, an event of default would occur under the Revolving Credit Agreement.

The foregoing description of the terms of the Seventh Amendment is not complete and is qualified in its entirety by reference to the full copy of the Seventh Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Forward-Looking Statements:
This 8-K contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, our ability to make the required repayments of the Borrowing Base Deficiency; the ability to finance our continued exploration, drilling operations and working capital needs; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this 8-K are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*	Seventh Amendment to Second Amended and Restated Credit Agreement dated January 17, 2020

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 21, 2020	LILIS ENERGY, INC.

		By:	/s/ Joseph C. Daches
Joseph C. Daches
Chief Executive Officer, President, and Chief Financial Officer